Exhibit 10.30

HERITAGE BANKSHARES, INC.

DEFERRED COMPENSATION PLAN TRUST

Effective February 1, 2010

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

i

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

Article IX	Compensation and Expenses of Trustee	14

Article X	Resignation and Removal of Trustee	15
10.01	Resignation of Trustee	15
10.02	Removal of Trustee	15
10.03	Appointment of Successor Trustee	15
10.04	Appointment of Successor Trustee Following Change in Control	15
10.05	Transfer of Assets	15

Article XI	Appointment of Successor	16
11.01	Appointment of Successor or Trustee	16
11.02	Indemnity of Successor Trustee	16

Article XII	Amendment or Termination	17
12.01	Amendment	17
12.02	Termination	17
12.03	Approval of Termination	17
12.04	Amendment Following a Change in Control	17

Article XIII	Miscellaneous	18
13.01	Severability	18
13.02	Non-assignability	18
13.03	Governing Law	18

Article XIV	Effective Date	19

Article XV	Signature Page	20

Exhibit I	Plans Funded Through the Trust	21

Exhibit II	Change in Control Definition	22

ii

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

This Agreement authorized by the Board of Directors of Heritage Bankshares, Inc., on January 27, 2010, and made effective February 1, 2010, by and between Heritage Bankshares, Inc., Heritage Bank (collectively, together with their affiliates and successors, the “Company”) and John O. Guthrie (“Trustee”).

RECITALS:

WHEREAS, the Company has adopted the plans listed on Exhibit I to this Trust and may adopt additional nonqualified deferred compensation plans or arrangements after the date of this Agreement (the “Plans”);

WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating therein;

WHEREAS, the Company wishes to establish a trust (hereinafter called the “Trust”) and to contribute to the Trust assets that shall be held hereunder, subject to the claims of the Company’s general creditors in the event of the Company’s Insolvency (as defined herein), until paid to the Plans’ participants, and their beneficiaries in such manner and at such times as specified in the Plans;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA); and

WHEREAS, it is the intention of the Company to make contributions to the Trust from time to time to provide itself a source of funds to assist it in meeting its obligations under the Plans, provided, however, that there shall be no additional plans designated to participate in the Trust following a Change in Control (as defined herein).

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed as of follows:

ARTICLE I

Establishment of Trust

1.01. Initial Deposit

The Company hereby deposits with the Trustee in trust $1.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

1.02. Irrevocability

The Trust hereby established is irrevocable.

1.03. Trust Status

The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the Code), and shall be construed accordingly.

1.04. Exclusive Purpose

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plans’ participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any asset of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Trust section 3.01.

1.05. Additional Deposits

The Company shall make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as required by the Plans and provided in this Trust Agreement. Neither the Trustee nor any of the Plans’ participants or beneficiaries shall have any right to compel such additional deposits, provided, however, that following a Change in Control the Trustee may compel additional deposits necessary for the administration of the Trust, including, but not limited to, legal, accounting and other similar fees.

1.06. Change in Control

Upon a Change in Control (as defined in Exhibit II to this Trust), the Company shall, as soon as possible, but in no event longer than ten days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each of the Plans’

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

participants or beneficiaries the benefits to which the Plans’ participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the Change in Control. The Company may engage an independent actuary who shall determine the amount of such irrevocable contribution. The Trustee may compel additional deposits necessary to pay each of the Plans’ participants or their beneficiaries the benefits to which the Plans’ participants or the beneficiaries would be entitled pursuant to the terms of the Plans as of the Change in Control. The Trustee also may compel any additional deposits necessary to pay benefits to which the Plans’ participants or beneficiaries would be entitled following a Change in Control. All of such benefits shall be determined, both as to amount and entitlement, by the Trustee in its sole and absolute discretion.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE II

Payments to Plan Participants and Their Beneficiaries

2.01. Payment Schedule

To the extent that benefits under the Plans are being paid from the Trust, the Company shall deliver to Trustee annually and upon a Change in Control a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each of the Plans’ participants (and their beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to each of the Plans’ participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

2.02. Benefit Determination

The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans, provided, however, that following a Change in Control, the final benefit determination with respect to both the entitlement and the amount and timing of benefits for the Plans’ participants and beneficiaries shall rest with the Trustee in its sole and absolute discretion, in accordance with the terms of the Plans.

2.03. Payment to Participant or Beneficiary

The Company may make payment of benefits directly to the Plans’ participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient. In such case when the principal of the Trust, and any earnings thereon are insufficient to make payments in accordance with the terms of the Plans, the Trustee shall make payments first to those participants and beneficiaries in pay status (on a pro rata basis if necessary) and on a pro rata basis to any additional participants and beneficiaries in the order in which they become entitled to benefits.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE III

Trustee Responsibility Regarding Payments

to Trust Beneficiary When the Company is Insolvent

3.01. Cessation of Payments

The Trustee shall cease payment of benefits to the Plans’ participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.02. Determination of Insolvency

At all times during the continuance of this Trust, as provided in Trust section 1.03, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(a) The Board of Directors or the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Plans’ participants and their beneficiaries. The insolvency of any member of the controlled group (as defined in Code section 414) of the Company shall not in and of itself, cause the Company or any other member of the Company’s controlled group to be deemed Insolvent.

(b) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Plans’ participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plans’ participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(d) The Trustee shall resume the payment of benefits to the Plans’ participants or their beneficiaries in accordance with Article II of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

3.03. Reestablishment of Payments

Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Trust section 3.02 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plans’ participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Plans’ participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance plus earnings on such difference based on the average interest rate in effect for 30-day Treasury bills over such period of discontinuance.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE IV

Payments to the Company

Except as provided in Article III hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plans’ participants and their beneficiaries pursuant to the terms of the Plans.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE V

Investment Authority

5.01. Investment of Trust

The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights and dividend rights with respect to Trust assets will be exercised by the Company.

5.02. Substitution of Assets

The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Provided, however, that following a Change in Control, the substitution of assets may be made only with the approval of the Trustee.

5.03. Investment Committee Direction

The authority of the Trustee described in Trust sections 5.01 and 5.04 shall be exercised in accordance with the guidelines and directions issued to the Trustee by the Company’s Board of Directors or by the Chief Financial Officer of the Company provided, however, that following a Change in Control, the authority of the Trustee described in Trust sections 5.01 and 5.04 shall be exercised by the Trustee in its sole and absolute discretion.

5.04. Powers of the Trustee

The Trustee shall have the following powers:

(a) to invest and reinvest the Trust in such investments as it may deem proper and suitable for the purposes of the Trust including, by way of example and not limitation: notes, bonds, obligations, stock either common or preferred, warrants, rights, securities convertible into common stock, mutual funds either open or closed end, obligations of the United States, any state of the United States or any municipality or agency thereof, mortgages and real estate whether developed or undeveloped, interests in real estate investment trusts, leaseholds of any duration, savings accounts, certificates of deposit and other types of time deposits with any financial institution (including a corporate trustee, where applicable), individual and group insurance policies or contracts, and annuity contracts;

(b) to keep, retain and safeguard any and all investments properly constituting the Trust and to dispose of such property by sale, exchange or otherwise;

(c) to sell, assign, exchange, transfer, convey or otherwise dispose of any or all of the investments or property constituting the Trust at either public or private sale for cash or other

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

consideration or for deferred payments, and for the purpose of selling, assigning, transferring or conveying the same, to make, execute, acknowledge and deliver any and all instruments of conveyance or assignments in such form and with such warranties and covenants as the Trustee may deem proper; and in the event of any sale, conveyance, exchange or other disposition of any asset of the Trust, the purchaser shall not be required in any way to see to the application of the purchase money or other consideration passing in connection therewith;

(d) to vote any stocks, bonds or other securities held in the Trust at any meeting of stockholders, bondholders, or other security holders, and to delegate the power so to vote to attorneys-in-fact or by proxies under power of attorney, restricted or unrestricted, and to join in or dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of a corporation or properties in which the Trustee may hold stocks, bonds, or other securities, or in which it may be interested;

(e) to take up or subscribe for any rights or exercise any subscription or conversion privilege in any stocks, bonds, notes or other securities constituting the Trust;

(f) to compromise, adjust, arbitrate, sue or defend, abandon or otherwise deal with and settle claims in favor of or against the Trust or relating to any of the assets of the Trust;

(g) to hold property in the name of the Trustee or the name of nominees, or to retain such investments unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that such investments are a part of the Trust and the Trustee shall be liable for the acts of its nominees;

(h) to make and execute all instruments necessary or proper to carry out the powers conferred herein;

(i) to write covered call options and utilize similar investment techniques to the extent it deems such techniques prudent under the circumstances; and

(j) to do all other things which shall be necessary to carry out the powers specified herein and perform its duties under this Trust.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE VI

Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes unless otherwise paid by the Company, shall be accumulated and reinvested.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE VII

Accounting by Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE VIII

Responsibility of Trustee

8.01. Standard of Care

The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by an authorized employee of the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

8.02. Indemnification

If the Trustee undertakes or defends any litigation arising in connection with this Trust, other than litigation arising from actions taken by the Trustee in conflict with the terms of this Trust or as a result of the Trustee’s negligence or willful misconduct, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

8.03. Consultation with Legal Counsel

The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

8.04. Agents and Other Professionals

The Trustee may hire and rely on advice given by agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

8.05. Trustee Powers

The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person (other than the Company) the proceeds of any borrowing against such policy.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

8.06. Loans

However, notwithstanding the provisions of Trust section 8.05, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

8.07. Unlawful Gain

Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE IX

Compensation and Expenses of Trustee

The Company shall pay all administrative and Trustees’ fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE X

Resignation and Removal of Trustee

10.01. Resignation of Trustee

The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

10.02. Removal of Trustee

The Trustee may be removed by the Company or a successor entity on 60 days notice or upon shorter notice accepted by Trustee; provided, however, that upon a Change in Control, as defined herein, the Trustee may not be removed by the Company for one year.

10.03. Appointment of Successor Trustee

If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI hereof, by the effective date of resignation or removal under Trust section 10.01 or 10.02. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

10.04. Appointment of Successor Trustee Following Change in Control

If the Trustee resigns within one year of a Change in Control, the Company or a successor entity shall select a successor trustee in accordance with the provisions of Trust section 11.01 prior to the effective date of the Trustee’s resignation.

10.05. Transfer of Assets

Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE XI

Appointment of Successor

11.01. Appointment of Successor or Trustee

If the Trustee resigns or is removed in accordance with the provisions of Trust sections 10.01 or 10.02, the Company may appoint any unaffiliated third party that may be granted trustee powers under state law as a successor to replace the Trustee upon resignation or removal. Notwithstanding the foregoing, if the Trustee resigns within one year of a Change in Control in accordance with the provisions of Trust section 10.04, the Company may appoint any third party, such as a national bank trust department, that may be granted corporate trustee powers under state law as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

11.02. Indemnity of Successor Trustee

The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles VII and VIII hereof. A successor Trustee shall not be responsible for and the Company shall indemnify and defend a successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE XII

Amendment or Termination

12.01. Amendment

The Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Trust section 1.02.

12.02. Termination

The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans and all administrative expenses of the Trust shall have been paid, unless sooner revoked in accordance with Trust section 1.02. Upon termination of the trust any assets remaining in the Trust shall be returned to the Company.

12.03. Approval of Termination

Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

12.04. Amendment Following a Change in Control

Any other provision of this Trust to the contrary notwithstanding, the Trust may not be amended by the Company for one year following a Change in Control, except to the extent necessary to satisfy any legal or regulatory requirements under federal or state law and to retain current tax status with respect to payments to the Plans’ participants and beneficiaries.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE XIII

Miscellaneous

13.01. Severability

Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.02. Non-assignability

Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

13.03. Governing Law

This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE XIV

Effective Date

The effective date of this Trust Agreement shall be February 1, 2010.

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

ARTICLE XV

Signature Page

As evidence of its adoption of the Trust, the Company and the Trustee have caused this document to be executed by their duly authorized officers as of the 1st day of February 2010.

Heritage Bankshares, Inc.

By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

Heritage Bank

By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

TRUSTEE

By:	/s/ John O. Guthrie
John O. Guthrie, Trustee

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

EXHIBIT I

Plans Funded Through the Trust

Heritage Bankshares, Inc. Supplemental Executive Retirement Agreement with Michael S. Ives, effective September 23, 2009

Heritage Bankshares, Inc. Executive Deferred Compensation Agreement with Michael S. Ives, effective February 1, 2010

Heritage Bankshares, Inc.

Deferred Compensation Plan Trust

Effective February 1, 2010

EXHIBIT II

Change in Control Definition

For purposes of this Trust Agreement, Change in Control shall mean:

A Change in Control occurs on the first to occur of (i) the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the date that any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (iii) a majority of the members of the Board’s being replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) the date that any one person or group acquires assets (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition. This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).